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                                                                      Exhibit 16

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


February 12, 2001


Ladies and Gentlemen:

We have read paragraphs 2 through 5 of Item 4 of Form 8-K dated February 12, 2001 of Medinex Systems, Inc. and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP.